                                                                     EXHIBIT 33

                            NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 7, 2004 by and between the noteholders set forth on the signature pages hereto (each a "Seller" and collectively the "Sellers") and Steelhead Investments Ltd., a Cayman limited company ("Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Securities Purchase Agreement (as defined below).

                             PRELIMINARY STATEMENTS

         A. Each Seller purchased a 9% senior subordinated note due 2007, a copy of which is attached hereto as Exhibit A (each a "Note" and collectively the "Notes"), from Carrizo Oil & Gas, Inc. (the "Company") pursuant to that certain Securities Purchase Agreement, dated as of December 15, 1999 (as amended pursuant to that certain Agreement and Waiver dated as of February 20,
2002), among the Company, Sellers and the other investors signatory thereto, a copy of which is attached hereto as Exhibit B (the "Securities Purchase Agreement").

         B. Each Seller desires to sell to Purchaser, and Purchaser desires to purchase from each Seller, (i) all right, title and interest of each Seller in and to their respective Note in accordance with the terms and conditions herein and (ii) certain of each Seller's rights and obligations related thereto and associated therewith.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the preliminary statements above and of the mutual agreements, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                           SALE OF THE NOTES; CLOSING

         1.1 Purchase and Sale of the Note. Subject to the terms and conditions herein stated, and the satisfaction of waiver of all of the conditions set forth in Section 1.4 of this Article I, at the Closing (as defined below) each Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from each Seller, all of such Seller's right, title and interest in and to their respective Note, free and clear of all Liens (as defined below), and all of such Seller's rights and obligations related thereto and associated therewith, including, without limitation, (i) all accrued and unpaid interest through Closing and (ii) such Seller's rights and obligations under the Securities Purchase Agreement with respect to the Note (including, without limitation, Section 12.15 thereof); provided, however, that all rights and obligations under the Securities Purchase Agreement with respect to (a) holders of the Warrants and holders of shares of Common Stock and (b) matters arising prior to the Closing (other than in respect of the payment of accrued and unpaid interest), shall remain with such Seller and shall not be deemed transferred hereunder. At the Closing, each Seller shall surrender and deliver to Purchaser the original executed Note held by such Seller for registration of transfer in the Note Register.

         1.2 Purchase Price. In full consideration for the transfer of the right, title and interest in and to the Notes and related rights and obligations, at the Closing, Purchaser shall pay to each Seller that amount set forth below such Seller's name on the signature pages hereto (as applicable, the "Purchase Price") in cash by wire transfer of immediately available funds. Other than its right to receive the Purchase Price, effective upon the Closing, each Seller shall release and relinquish any further rights or claims such Seller ever had, may now have or may ever have with respect to their respective Note, and each Seller hereby acknowledges that it shall not be entitled to any other payments in respect of their respective Note.

         1.3 Closing. The closing of the purchase and sale of the Note (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement, or at such other date and time as may be mutually agreed upon by the parties. The Closing shall take place in the offices of the Company, 14701 St. Mary's Lane, Houston, Texas 77079. All transactions at the Closing shall be deemed to take place simultaneously.

         1.4      Closing Conditions.

                  (a) The obligation of Purchaser to consummate the purchase and sale of the Note is subject to the satisfaction or waiver, at or prior to Closing, of the following conditions:

                           (i) the representations and warranties of each
                  Seller contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date (except for representations and warranties that speak as of a specific date);

                           (ii) since the date of this Agreement, no event or
                  series of events shall have occurred that has had or is reasonably likely to have a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, except any such effect resulting from or arising in connection with changes or conditions affecting the natural gas and crude oil industry generally or changes in economic, regulatory or political conditions generally;

                           (iii) the original executed copy of the Notes shall
                  have been delivered to the Company for cancellation and reissuance in the name of Purchaser;

                           (iv) evidence that the Company waives the notice
                  requirements under Section 10.3 of the Securities Purchase Agreement or acknowledges that such notice requirements have been satisfied shall have been delivered to Purchaser; and

                           (v) the legal opinion of counsel to Sellers or
                  counsel to the Company (addressed to the Company and Purchaser) stating that the transfer of the Notes pursuant to this Agreement does not involve a transaction requiring registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act") shall have been delivered to Purchaser.

                  (b) The obligation of each Seller to consummate the purchase and sale of the Notes is subject to the satisfaction or waiver, at or prior to Closing, of the following conditions:

                           (i) the representations and warranties of Purchaser
                  contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date (except for representations and warranties that speak as of a specific date);

                           (ii) since the date of this Agreement, no event or
                  series of events shall have occurred that has had or is reasonably likely to have a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, except any such effect resulting from or arising in connection with changes or conditions affecting the natural gas and crude oil industry generally or changes in economic, regulatory or political conditions generally; and

                           (iii) the Purchase Price shall have been delivered
                  to each Seller by wire transfer of immediately available funds to the account set forth below such Seller's name on the signature pages hereto.

                                   ARTICLE II
                           REPRESENTATIONS OF SELLERS

         Each Seller, as to itself only and for no other Seller, represents and warrants to Purchaser as of the date hereof as follows:

         2.1 Authority. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. Seller's execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application relating to creditor's rights or general principles of equity.

         2.2 Restrictive Documents; Consents. Seller is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement, except as would not have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby. Except as would not have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby and other than the delivery of the notice and any opinion requirement pursuant to Article X of the Securities Purchase Agreement, no consent, waiver, approval or action of, filing with or notice to any governmental entity or third party is necessary or required under any of the terms, conditions, or provisions of any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree applicable to or binding upon Seller for the consummation of the transactions contemplated by this Agreement.

         2.3 Ownership. Seller is the legal and beneficial owner of its respective Note, free and clear of all mortgages, pledges, security interests, encumbrances, liens, charges, claims and other restrictions of any kind or character, except for those imposed by applicable securities laws and as provided in the Securities Purchase Agreement or as will be terminated upon consummation of the transactions contemplated hereby (collectively, "Liens"). Seller has made no prior sale, assignment, conversion, participation or other transfer of the Note, in whole or in part, and it is not party to any agreement (other than this Agreement) which would result in the foregoing.

         2.4 Transaction Documents. The copies of the documents attached hereto as Exhibit A (with respect to such Seller's respective Note) and Exhibit B are true, complete and correct copies of such documents, and there have been no amendments, modifications or supplements to any of such documents.

         2.5 Note Principal and Interest. As of Closing, (i) the outstanding principal amount of such Seller's respective Note and (ii) the accrued and unpaid interest on the Note through Closing will be as set forth below such Seller's name on the signature pages hereto.

         2.6 Waivers; Events of Default. Seller has not granted any material written waivers or consents pursuant to the Securities Purchase Agreement, including in respect of Article VII, Article VIII or Article XI thereof, except for that certain Agreement and Waiver dated as of February 20, 2002. Seller has not received any written notice with respect to an Event of Default that has not been cured as of the date hereof under the Securities Purchase Agreement.

         2.7 No Brokers. Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         2.8 No Additional Representations or Warranties. Other than as set forth herein, Seller shall not be responsible to Purchaser for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of each of the Securities Purchase Agreement and the Note or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Seller or by or on behalf of the Company to Seller in connection with the Securities Purchase Agreement or Note or for the financial condition or business affairs of the Company or any other person liable for the payment of any obligations thereunder, nor shall Seller be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Securities Purchase Agreement or the Note or as to the existence or possible existence of any Events of Default.

                                  ARTICLE III
                          REPRESENTATIONS OF PURCHASER

         Purchaser represents and warrants to each Seller as of the date hereof as follows:

         3.1 Authority. Purchaser has full power and authority to execute, deliver and perform its obligations under this Agreement. Purchaser's execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application relating to creditor's rights or general principles of equity.

         3.2 Restrictive Documents; Consents. Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement, except as would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby. Except as would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby, no consent, waiver, approval or action of, filing with or notice to any governmental entity or third party is necessary or required under any of the terms, conditions, or provisions of any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree applicable to or binding upon Purchaser for the consummation of the transactions contemplated by this Agreement.

         3.3 No Investment Advice. Purchaser acknowledges that Seller has not given any investment advice, credit information or rendered any opinion as to whether the purchase of the Notes is prudent.

         3.4 Accredited Investor Status. Without creating any implication that the Notes are a security, Purchaser represents that it is (i) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act and (ii) a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

         3.5 Sophisticated Buyer; Risk. Purchaser is a sophisticated buyer with respect to the Notes, has made an informed decision regarding the purchase of the Notes and has independently and without reliance upon Seller and based upon such information as Purchaser has deemed appropriate, made its own independent decision to enter into this Agreement. The Purchaser understands that its investment in the Notes involves a high degree of risk and is able to bear the economic risk of an investment in the Notes, including the complete loss of the Purchaser's investment in the Notes, for an indefinite period of time.

         3.6 No Public Sale or Distribution. Purchaser is acquiring the Notes in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Notes, or any portion thereof, except pursuant to sales registered or exempted under the Securities Act, and Purchaser does not have a present arrangement to effect any distribution of the Notes to or through any person or entity; provided, however, that by making the representations herein, Purchaser does not agree to hold the Notes or any portion thereof for any minimum or other specific term and reserves the right to dispose of the Notes, or any portion thereof, at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         3.7 Transfer or Resale. Purchaser is aware that the sale of each Note to it by Seller is being made in reliance upon the exemption from the registration requirements of the Securities Act, which exemption may include Rule 144A, Section 4(1) or another exemption. Purchaser understands that the Notes have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or an exemption from such registration is available.

         3.8 Competitor. Neither Purchaser nor any affiliate of Purchaser, is actively engaged in the Business, including, but not limited to, owning a majority interest in or controlling a person, corporation, partnership, company or other similar entity actively engaged in the Business. For purposes of this
Section 3.8, "Business" shall mean the exploration, development, exploitation and production of natural gas and crude oil.

         3.9 No Brokers. Except for any fees payable to First Albany Capital, Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV
                                 MISCELLANEOUS

         4.1 Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision that would cause the application of the laws of any other jurisdiction.

         4.2 Further Assurances. Each of the parties agrees to execute and deliver, or to cause to be executed and delivered, all such instruments (including all necessary endorsements) and to take all such action as the other party may reasonably request in order to (i) effectuate the intent and purposes of, and to carry out the terms of this Agreement, and (ii) further effect the transfer of legal, beneficial and record ownership of the Notes to Purchaser through the Company.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         4.4 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of this parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the parties with respect to such subject matter. Counsel delivering an opinion in connection with the transactions contemplated hereby may rely upon the representations and covenants contained herein for purposes of rendering such opinion.

         4.5 Amendments. This Agreement may only be amended or modified by an agreement in writing signed by Purchaser and Sellers.

         4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         4.7 Expenses. Each of the parties hereto shall pay its own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors. Sellers shall not be liable for any broker's fees or commissions payable to First Albany Capital as a result of the transactions contemplated hereby.

         4.8 Survival. Unless this Agreement is terminated by the mutual consent of Sellers and Purchaser, the representations and warranties contained herein shall survive the Closing for a period of one-year thereafter.

         4.9 Publicity. Subject to the provisions of the next sentence, no party to this Agreement shall issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the other parties hereto. The foregoing provision shall not apply to the extent that a party is required to make any announcement relating to or arising out of this Agreement pursuant to applicable law or regulations.

         4.10 Notices. Any and all notices, demands and requests of any kind to be delivered to a party hereto in connection with this Agreement shall be (a) delivered personally, (b) sent by nationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or
(d) sent by facsimile, in each case to such party at its address as follows: if to a Seller to such address set forth below such Seller's name on the signature pages hereto


         If to Purchaser:           Steelhead Investments Ltd.
                                    c/o HBK Investments L.P.
                                    300 Crescent Court, Suite 700
                                    Dallas, Texas 75201
                                    Facsimile: (214) 758-1207
                                    Attention:  General Counsel

         4.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed as of the day and year first above written.


                                         PURCHASER:

                                         STEELHEAD INVESTMENTS LTD.
                                         By: HBK Investments L.P.
                                         its Investment Advisor

                                         By:  /s/ Kevin O'Neal
                                             ----------------------------
                                         Name:  Kevin O'Neal
                                             ----------------------------
                                         Title: Authorized Signatory


                [SELLERS SIGNATURE PAGES ON THE FOLLOWING PAGES]

                                         SELLER:

                                         /s/ Douglas A.P. Hamilton
                                         --------------------------------------
                                         Douglas A.P. Hamilton



                                         Principal Amount of Note: $923,413.82
                                         Accrued Interest: $ 15,467.18
                                         Purchase Price: $938,881.00



                  [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

                                        SELLER:

                                        /s/ Paul B. Loyd, Jr.
                                        ---------------------------------------
                                        Paul B. Loyd, Jr.



                                        Principal Amount of Note: $923,413.82
                                        Accrued Interest: $ 15,467.18
                                        Purchase Price: $938,881.00



                  [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

                                        SELLER:

                                        /s/ Steven A. Webster
                                        -----------------------------------
                                        Steven A. Webster



                                        Principal Amount of Note: $923,413.82
                                        Accrued Interest: $ 15,467.18
                                        Purchase Price: $938,881.00



                  [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

                                        SELLER:

                                        MELLON VENTURES, L.P.
                                        By:  MVMA, L.P., its General Partner
                                             MVMA, Inc., its General Partner



                                        By: /s/ Ronald J. Coombs
                                            -----------------------------------
                                        Name: Ronald J. Coombs
                                              ---------------------------------
                                        Title: Chief Financial Officer
                                               --------------------------------


                                        Principal Amount of Note: $2,770,242.64
                                        Accrued Interest: $46,401.56
                                        Purchase Price: $2,816,644.20



                  [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]